UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

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PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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MEDICAL PROPERTIES TRUST, INC.

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Annual Meeting of Stockholders

May 15, 2014

Supplemental Information Regarding

Proposal 1 — Election of Directors

Proposal 3 — Advisory Vote on Executive Compensation

May 6, 2014

Dear Stockholder of Medical Properties Trust, Inc.:

By now, you should have received our Notice of 2014 Annual Meeting of Stockholders and Proxy Statement for the 2014 Annual Meeting of Stockholders. You also can view our Proxy Statement at: www.medicalpropertiestrust.com.

We are writing to ask for your support at the Annual Meeting by voting in accordance with the unanimous recommendations of our Board of Directors FOR all of the proposals. Particularly, we are requesting your support on Proposal 1, Election of Directors, and Proposal 3, the annual advisory vote to approve executive compensation (commonly known as the “Say-on-Pay” proposal). Proposal 1 is described on pages 5-7 of the Proxy Statement. The Say-on-Pay proposal is described on pages 13-14 of the Proxy Statement, with more detail provided under “Compensation Discussion and Analysis” on pages 17-31.

Two proxy advisory firms, Glass Lewis & Co Institutional Shareholder Services (ISS), have issued recommendations with respect to the Say-on-Pay proposal that are inconsistent with the FOR vote unanimously recommended by our Board of Directors. As a related matter, ISS has recommended a withhold vote under Proposal 1 for members of our Compensation Committee. Glass Lewis recommends a FOR vote for these directors. We strongly disagree with the recommendations of these proxy advisory firms that are inconsistent with the unanimous recommendations of our Board of Directors and we believe their analyses with respect to our executive compensation is deeply flawed. We have prepared the supplemental information below to explain why we think it is appropriate for you to vote FOR our Proposal 3 — Advisory Vote on Executive Compensation and vote FOR the re-election of the members of our Compensation Committee under Proposal 1.

We urge you to review the information set forth in our Proxy Statement and consider the additional points in our presentation below in your decision to vote FOR Proposal 1 and Proposal 3. We also welcome the opportunity to speak with you. Please contact Tim Berryman, Director – Investor Relations at (205) 397-8589 or tberryman@medicalpropertiestrust.com or Charles Lambert, Managing Director – Capital Markets at (205) 397-8897 or clambert@medicalpropertiestrust.com to discuss any of these points or our executive compensation program generally.

Our Board of Directors has unanimously recommended a vote “FOR” Proposal 3, Advisory Vote on Executive Compensation and FOR the re-election of the members of our Compensation Committee under Proposal 1. We sincerely ask for your support of the Board’s recommendations.

MEDICAL PROPERTIES TRUST
EXECUTIVE COMPENSATION HIGHLIGHTS
PERFORMANCE – OUR HISTORY OF LONG-TERM OUTPERFORMANCE

Comparative TRS for periods ended December 31, 2013

	1YR TSR	3YR TSR	5YR TSR
MSCI US REIT Index	2%	31%	117%
SNL Healthcare REIT Index	-6%	29%	96%
Medical Properties Trust	8%	40%	193%

Operational Performance

•	In 2013, our year-over-year growth in normalized FFO/share was 7%, and in revenue was 22%

•	Since 2011, we have grown our FFO/share by 35%, revenue by 79% and our gross assets by nearly 80%

PAY PROGRAM – HEAVILY DEPENDENT UPON ACHIEVEMENT OF RIGOROUS, PRE-ESTABLISHED PERFORMANCE OBJECTIVES

•	Approximately 89% of total compensation was performance-based

•	67% is subject to pre-established rigorous operational, financial and total return achievement metrics

•	38% reflects equity that is subject to forfeiture if future TSR targets are not achieved

2013 CEO Compensation – As calculated consistent with SEC reporting mandate

CEO PAY ALIGNMENT – CLEAR NEAR- AND LONG-TERM CORRELATION TO SHAREHOLDER RETURNS

2009-2013 Pay-for-Performance

CEO Compensation Comparison (MPT Peer Group)

CEO Pay Alignment

2009 – 2013 Pay-for-Performance

•	Clear near- and long-term correlation to growth in Total Returns to Shareholders (TRS)

•	89% of reported Total CEO Compensation subject to performance hurdles

•	23% subject to out performance of TRS

CEO Compensation Comparison (MPT Peer Group)

Long-Term Outperformance…

COMPARATIVE TRS FOR PERIODS ENDED DECEMBER 31, 2103

				Since IPO
	1YR TRS	3YR TRS	5YR TRS	TRS
MSCI US REIT Index	2%	31%	117%	57%
SNL Healthcare REIT Index	-6%	29%	96%	145%
Medical Properties Trust	8%	40%	193%	137%

Executive Compensation Tied to Performance

Heavily dependent upon achievement of pre-established, rigorous and objective future performance requirements

•	Approximately 89% of total compensation was performance-based

•	22% of this was paid in time-vesting restricted shares awarded based on the independent compensation committee’s evaluation of our CEO’s and other named executive officers’ (NEO) contributions to our accretive growth, strong TSR performance, and balance sheet management

•	67% is subject to pre-established rigorous operational, financial, and total return achievement metrics

•	38% of total compensation reflects equity that is subject to forfeiture if future multi-year outperformance of total shareholder return targets are not achieved

(This pie chart reflects the components of our CEO’s 2013 compensation, as calculated consistent with SEC reporting mandates. The relative components of our two other named executive officers are similar.)

Rigorous LTIP Outperformance Requirements 23% of Total Compensation

•	Long-term incentive plans (LTIP) comprise 23% of CEO’s total compensation

•	LTIPs only provide benefits to NEOs if absolute and relative hurdles based on TRS are surpassed over a multi-year period

•	Absolute hurdle (50% of LTIP awards):

•	No payment unless MPT’s three-year TRS exceeds 25.5%

•	Payout of 25% of Absolute LTIPs for each 2.0% in three-year MPT TRS in excess of 25.5%

•	Full payout only if three-year MPT TRS equals 33.5%

•	Relative hurdle (50% of LTIP awards):

•	No payment unless MPT’s three-year TRS exceeds the MSCI U.S. REIT Index

•	Payout of 16.67% of Relative LTIPs for each 1.0% in three-year MPT TRS in excess of Index

•	Full payout only if three-year MPT TRS equals 6.0% in excess of Index

So – full payment is achieved only if both Absolute and Relative TRS hurdles are achieved. And then further subjected to two years of additional time-based vesting.

Restrictions on Annual Equity Awards 37% of Total Compensation

•	A substantial portion of the compensation granted by the Compensation Committee is in the form of equity bonuses

•	Historically, the awards have been granted 50% in time-based equity and 50% in performance-based equity

•	Time-based awards vest ratably over a 3-year period

•	Performance-based awards are earned upon the achievement of Absolute TSR hurdles

•	For 2013, based on annual 8.5% TSR performance over a 3-year performance period

•	Designed to motivate and reward management for achieving a targeted return

Annual Cash Bonus 29% of Total Compensation

•	The annual cash bonus plan is designed to reward executives for the achievement of the Company’s strategic, operational, and financial goals for the year utilizing a formulaic calculation

•	The cash bonus plan is designed to motivate our management team to successfully execute our strategic business plan using performance criteria set by the Compensation Committee

•	Each executive has a maximum potential payout, which for the CEO represents 350% of his base salary

•	For 2013, 65% of the potential cash bonus was based on objective performance criteria, while the remaining 35% is based on individual performance; the objective performance metrics included the following:

Performance Metric	Rationale for Including in the Plan
Improve Exposure by Tenant	Ensures focus on risk that long- and short-term results are overly dependent on any one single tenant

Fund from Operations (FFO) Growth	Ensures focus on Company profitability as measured by the most frequently assessed REIT earnings measure; considered with and mitigated by AFFO per share payment metric below

Additional Acquisitions	Motivates management to execute on our long-term strategic growth plan

Improvement of Adjusted Funds from Operations (AFFO) Per Share Payout	Strengthens credit metrics, improves share valuation, and mitigates risk of unprofitable growth

Resolution of Monroe Project	Small allocation (5.0%) to focus efforts on nonaccrual property

Operating Investment Income (RIDEA)	Ensures management attention to prudent underwriting of operational investments

Executive Compensation Peer Group

•	Our peer group is utilized for compensation and performance comparison purposes

•	Ensures our success in designing a competitive compensation program for our highly-specialized healthcare-assets market

•	Our peer group is reviewed in detail on an annual basis and adjusted appropriately

•	MPT’s unique business model requires a well thought out, blended peer group, which includes the following:

•	REITs that primarily invest in healthcare/medical properties

•	Office REITs with management teams with an underlying knowledge of the operations of its tenants

•	Hospital companies that are comparable in terms of knowledge and skills necessary to manage the company and its facilities effectively

•	Other triple-net lease REITs

MPT’s 2013 Executive Compensation

Peer Group

	IMPLIED	ASSET	TRIPLE -
	EQ. MKT	TYPE/	NET
COMPANY	CAP(1)	SECTOR	LEASE
Alexandria RE Equities	4,557	Specialty Office	No
BioMed Realty Trust	3,481	Specialty Office	Yes
Chambers Street Properties	1,809	Diversified	Yes
DuPont Fabros Technology	1,611	Specialty Office	No
Healthcare Trust of America	2,331	Healthcare	Yes
Healthcare Realty Trust	2,043	Healthcare	No
HealthSouth Corp.	2,936	Specialty Hospital Co.	No
Hudson Pacific Properties	1,240	Office	Yes
Lifepoint Hospitals	2,447	Hospital Co.	No
LTC Properties	1,230	Healthcare	No
National Retail Properties	3,696	Retail	Yes
Omega Healthcare Investors	3,651	Healthcare	Yes
Sabra Health Care REIT	1,008	Healthcare	Yes
Medical Properties Trust	1,974	Healthcare	Yes
Median	2,331

Comparison with ISS-Selected Peer Group

•	The peer group selected by ISS is fundamentally different than our peer group

•	Based solely on size parameters with no preference given to the types of assets under management – MPT is not a typical brick and mortar real estate company

•	A significant number of ISS-selected peers do not compete with MPT for either investment opportunities or executive talent, and are materially different in terms of business model

•	ISS’s peer group results in an inappropriate pay-for- performance comparison

•	Selecting an appropriate peer group is the single-most important factor in any comparative analysis

•	ISS’s pay-for-performance evaluation utilizing the Company’s peer group would be materially different and would result in clear evidence that MPT’s pay program is truly being aligned with performance

•	ISS’ flawed peer group even includes an externally- managed REIT that does not directly compensate its executives

2013 ISS-Selected Peer Group(1)

	IMPLIED	ASSET	TRIPLE -
	EQ. MKT	TYPE/	NET
COMPANY	CAP(2)	SECTOR	LEASE
Chatham Lodging Trust	538	Hotels	No
Chindex International, Inc.	292	Health Services in China	No
CoreSite Realty Corp.	688	Diversified	No
CubeSmart	2,218	Self Storage	No
EPR Properties	2,539	Specialty	Yes
Extra Space Storage, Inc.	4,877	Self Storage	No
Franklin Street Properties Corp	1,197.2	Office	No
Government Prop Income Trust	1,359.8	Office - Ext. Managed	No
Healthcare Realty Trust, Inc.	2,043	Healthcare	No
Hersha Hospitality Trust	1,167.9	Hotels	No
Hudson Pacific Properties, Inc.	1,240	Office	Yes
LTC Properties, Inc.	1,230	Healthcare	No
National Health Investors, Inc.	1,854	Senior Housing	Yes
Omega Healthcare Investors, Inc.	3,651	Healthcare	Yes
Parkway Properties, Inc.	1,764	Office	No
Sabra Health Care REIT, Inc.	1,008	Healthcare	Yes
Sovran Self Storage, Inc.	2,086	Self Storage	No
US Physical Therapy, Inc.	421	Health Services	No
Medical Properties Trust	1,974	Healthcare	Yes
Median	1,300

(1)	Only the highlighted companies are true MPT peer group companies (i.e., are common to MPT and ISS-Selected Peer Groups).
(2)	Per SNL Financial as of December 31, 2013.

Comparison with ISS Evaluation of CEO Pay

•	In the 2014 proxy report, ISS re-valued our CEO’s performance-based equity awards utilizing its own valuation method

•	ISS did not re-value the awards in its 2013 proxy report

•	Re-valued both the annual performance-based restricted stock and the 2013 LTIP

•	ISS used a meaningfully flawed valuation method in which the maximum number of performance shares was multiplied by the grant date stock price, resulting in a significantly-inflated compensation value

•	ISS valued our performance-based equity at $4.8 million in 2013, as compared to the actual value of $2.4 million – a 50% increase

•	ISS states that it is using a “target” number, but as our programs do not utilize a target approach, ISS based its calculation on the maximum shares possible upon the achievement of significant absolute and relative TSR hurdles

•	As a result of the flawed performance-based valuation, ISS drastically overstated our CEO’s 2013 compensation – to $8.7 million compared to his actual 2013 compensation of $6.3 million

The significantly-overvalued CEO compensation amount, coupled with the flawed ISS peer-group, results in a meaningfully inaccurate comparison of our CEO’s compensation to the market.

Shareholder-Friendly Compensation Policies and Practices

•   Minimum stock ownership

•   All own substantially more company stock than policy requirements

•   CEO – 6X base salary

•   Other NEOs – 4X base salaries of COO and CFO

•   Compensation clawback

•   Anti-hedging and pledging policies

•   Permanent opt-out of Maryland Unsolicited Takeover Act when current CEO and other current executives initially founded MPT

•   Stockholder Advisory Vote in 2013

•   65% positive

•   Extensive shareholder communications

• Engaged Big 4 compensation consulting group to validate structure and alignment of compensation policies

•	No major revisions to executive officers’ contracts since IPO in 2005; each of the three NEOs is an original founder of MPT